EXHIBIT 99.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated September 30, 2019, is entered into by and between STURM, RUGER & COMPANY, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated September 25, 2018, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.       Section 1.1. (a) is hereby amended by deleting "September 30, 2019" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "September 30, 2020." Any promissory note delivered in connection with this Amendment shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement.

2.       Section 1.1. (c) is hereby deleted in its entirety, and the following substituted therefor:

(c)          Letter of Credit Subfeature.  As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause a branch, a subsidiary or an affiliate to issue standby letters of credit and sight commercial letters of credit for the account of Borrower ("Subfeature Letters of Credit"); provided however, that the aggregate undrawn amount of all outstanding Subfeature Letters of Credit shall not at any time exceed Ten Million Dollars ($10,000,000.00).  Bank shall have no obligation to issue a Subfeature Letter of Credit if (i) any order, judgment, or decree of any governmental authority or arbitrator shall, by its terms, purport to enjoin or restrain Bank from issuing such Subfeature Letter of Credit, or any law applicable to Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over Bank shall prohibit or request that Bank refrain from the issuing of letters of credit generally or such Subfeature Letter of Credit in particular, or (ii) such Subfeature Letter of Credit would violate one or more policies of Bank applicable to letters of credit generally, or (iii) if amounts demanded to be paid under any Subfeature Letter of Credit will or may not be in United States Dollars. The form and substance of each Subfeature Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Subfeature Letter of Credit shall be issued for a term not to exceed three hundred sixty five (365) days, as designated by Borrower; provided however, that no Subfeature Letter of Credit shall have an expiration date subsequent to the maturity date of the Line of Credit. The undrawn amount of all Subfeature Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder.  Each Subfeature Letter of Credit shall be subject to the additional terms and conditions of Bank's standard standby letter of credit agreement or

Bank’s standard commercial letter of credit agreement and all applications and related documents required by Bank in connection with the issuance thereof.  Each drawing paid under a Subfeature Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit.”

3.       Section 1.2. (e) is hereby deleted in its entirety, and the following substituted therefor:

“(e)     Commercial Subfeature Letter of Credit Fees and Commissions.  Borrower shall pay to Bank:

(i) non-refundable up front issuance fees or commissions for the issuance, extension or increase of each commercial Subfeature Letter of Credit in an amount equal to 0.75% of the face or increased amount, as applicable, of such commercial Subfeature Letter of Credit, subject to Bank’s standard minimum dollar amount then in effect for such activity, with such fees and commissions payable at the time of issuance, extension or increase or, if applicable, by such later date as may be specified in a billing for such amount sent by Bank to Borrower; and

(ii) fees or commissions for each drawing under any such commercial Subfeature Letter of Credit and for the occurrence of any transfer, assignment, amendment, cancellation or other activity with respect to any such commercial Subfeature Letter of Credit (including without limitation fees for document examination, discrepancies, acceptances, deferred payment, reinstatement, document delivery, special handling and other trade services), determined in accordance with Bank’s standard fees and charges then in effect for such activity, and correspondent bank fees and fees of any adviser, confirming institution or entity or other nominated person, with such fees and commissions payable at the time of such activity or, if applicable, by such later date as may be specified in a billing for such amount sent by Bank to Borrower.

(f)    Standby Subfeature Letter of Credit Fees and Commissions.  Borrower shall pay to Bank;

(i) non-refundable up front issuance fees or commissions for the issuance, extension or increase (including any auto-extension) of each standby Subfeature Letter of Credit in an amount equal to 0.75% per annum (computed on the basis of a 360 day year, actual days projected to elapse) of the face or increased amount, as applicable, of such standby Subfeature Letter of Credit calculated over the projected term thereof (up to the scheduled expiration date), with such fees and commissions payable at the time of issuance, extension or increase or, if applicable, by such later date as may be specified in a billing for such amount sent by Bank to Borrower; and]

(ii) fees or commissions for each drawing under any such standby Subfeature Letter of Credit and for the occurrence of any transfer, assignment, amendment, cancellation or other activity with respect to such standby Subfeature Letter of Credit (including without limitation fees for document examination, discrepancies, reinstatement, document delivery, special handling and other trade services), determined in accordance with Bank’s standard fees and charges then in effect for such activity, and correspondent bank fees and fees of any adviser, confirming institution or entity or other nominated person, with such fees and commissions payable at the time of such activity or, if applicable, by such later date as may be specified in a billing for such amount sent  by Bank to Borrower.”

4.       The effective date of this Amendment shall be the date that all of the following conditions set forth in this Section have been satisfied, as determined by Bank and evidenced by Bank’s system of record. Notwithstanding the occurrence of the effective date of this Amendment, Bank shall not be obligated to extend credit under this Amendment or any other Loan Document until all conditions to each extension of credit set forth in the Credit Agreement have been fulfilled to Bank's satisfaction.

(a)       Approval of Bank Counsel. All legal matters incidental to the effectiveness of this Amendment shall be satisfactory to Bank's counsel.

(b)       Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed by all parties:

(i)	This Amendment and each promissory note or other instrument or document required hereby.
(ii)	Such other documents as Bank may require under any other Section of this Amendment.

(c)       Regulatory and Compliance Requirements. All regulatory and compliance requirements, standards and processes shall be completed to the satisfaction of Bank.

5.       Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

6.       Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

7.       Borrower hereby covenants that Borrower shall provide to Bank from time to time such other information as Bank may request for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes. Borrower hereby represents and warrants to Bank that all information provided from time to time by Borrower or any Third Party Obligor to Bank for the purpose of enabling Bank to fulfill its regulatory and compliance requirements, standards and processes was complete and correct at the time such information was provided and, except as specifically identified to Bank in a subsequent writing, remains complete and correct today, and shall be complete and correct at each time Borrower is required to reaffirm the representations and warranties set forth in the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Amendment to be executed as a sealed instrument and to be effective as of the effective date set forth above.

WELLS FARGO BANK,
STURM, RUGER & COMPANY, INC.		NATIONAL ASSOCIATION

By:	/S/ THOMAS A. DINEEN	By:	/S/ MICHAEL W. SWEENEY
	THOMAS A. DINEEN,		MICHAEL W. SWEENEY,
	SENIOR VICE PRESIDENT,		SENIOR VICE PRESIDENT
TREASURER AND
CHIEF FINANCIAL OFFICER

By:	/S/ CHRISTOPHER J. KILLOY
CHRISTOPHER J. KILLOY,
PRESIDENT AND CHIEF
EXECUTIVE OFFICER

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